UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) January 1, 2008
COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
1800 — 114th Avenue SE
BELLEVUE, WA 98004

(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (425) 943-8000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT 2.1

Item 1.01	Entry into a Material Definitive Agreement.
     Effective January 1, 2008, Coinstar E-Payment Services Inc. (“CEPS”), a Kansas corporation and a wholly owned subsidiary of Coinstar, Inc. (“Coinstar”), completed its acquisition of GroupEx Financial Corporation, JRJ Express, Inc., and Kimeco, LLC (collectively, “GroupEx”). Concurrent with closing, the Stock Purchase Agreement dated July 19, 2007 (the “Original Agreement”) by and among CEPS, Jose Francisco Leon, Benjamin Knoll, Martin Barrett, Frank Joseph Lawrence, David Mard and Robert Duran (such individuals collectively, the “Seller”) was amended (the “Amendment”). In accordance with the Amendment, CEPS completed the purchase of all of the outstanding capital stock and membership interests of GroupEx (collectively, the “GroupEx Stock”), for an aggregate purchase price of $60 million, with an additional $10 million contingent upon certain performance conditions (the “Contingent Payment”). The non-contingent purchase price of $60 million was paid in cash at closing to Seller, less the amounts placed in escrow. CEPS will receive the cash on GroupEx’s balance sheet, which is expected to be at least $12 million, although the exact amount will not be known until the closing balance sheet is finalized. Once the closing balance sheet has been finalized and depending on whether the performance conditions are met, the net purchase price is expected to be between $48 million to $58 million.
     After the signing of the Original Agreement, third parties filed lawsuits against Jose Francisco Leon and GroupEx alleging, among other things, ownership interests in the GroupEx Stock (the “Lawsuits”). None of the Lawsuits were filed against Coinstar or CEPS. As a result of the Lawsuits, CEPS and the Seller agreed to the above-mentioned Amendment to hold an additional $34 million of the aggregate purchase price for the GroupEx Stock in escrow as partial security for certain additional indemnification obligations of Seller relating to the Lawsuits, the GroupEx Stock and related matters. Under the Amendment, approximately 30 days after obtaining (1) a final non-appealable decision, order, judgment or decree with respect to all of the Lawsuits or (2) a settlement agreement that fully resolves all claims of ownership interests in the GroupEx Stock as alleged in the Lawsuits, the portion of the $34 million escrow that has not already been distributed to CEPS or set aside to satisfy pending indemnification claims by CEPS will be disbursed to the Seller. In addition, CEPS will be entitled to hold in escrow certain amounts otherwise payable in connection with the Contingent Payment in order to satisfy the additional indemnification obligations of the Seller set forth in the Amendment.
     Coinstar expects to discuss its financial expectations for GroupEx for 2008 after completing purchase accounting for the acquisition.
     The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment. A copy of the Amendment is attached hereto as an exhibit and is incorporated herein by reference.
     Certain statements in this Current Report on Form 8-K, including those prefaced with “expect,” are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future results and actual

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results may vary materially from the results expressed or implied in such statements. For information on factors that may affect future performance and results, please see our public filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K.

Item 9.01	Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

2.1
First Amendment of Stock Purchase Agreement dated January 1, 2008 by and among Coinstar E-Payment Services Inc., Jose Francisco Leon, Benjamin Knoll, Martin Barrett, Frank Joseph Lawrence, David Mard and Robert Duran.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.
	By:	/s/ David W. Cole
Date: January 7, 2008		David W. Cole,
Chief Executive Officer

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